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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K/A

                 Current Report pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 6, 2001
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                              TRAILER BRIDGE, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                        000-22837              13-3617986
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(State or other jurisdiction             Commission            (IRS Employer
     of incorporation)                  File Number)         Identification No.)


  10405 New Berlin Road East
     Jacksonville, Florida                                        32226
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number including area code:            (904)-751-7100
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                                 Not Applicable
          (Former name or former address, if changed since last report)

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This 8-K Amendment is being filed to correct a typographical error.


ITEM 1.                          CHANGE OF CONTROL
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To the knowledge of management a change of control has occurred.  Malcom P.
McLean, the founder and principal stockholder of Trailer Bridge, Inc. died on May 25, 2001. At the time of his death, Mr. McLean owned 5,338,000 shares of Trailer Bridge common stock, approximately 54.6% of the total number of shares outstanding. John D. McCown, the Chief Executive Officer of Trailer Bridge, is an executor of Mr. McLean's estate. Mr. McCown became qualified under local law to perform his duties as an executor on June 6, 2001. Under Mr. McLean's will, Mr. McCown has sole voting and dispositive power with respect to the 5,338,000 shares, whether as executor or trustee of a testamentary trust. Mr. McCown is now deemed to beneficially own, directly or indirectly, 5,477,500 shares of Trailer Bridge common stock, approximately 56.0% of the total number of shares outstanding.



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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       TRAILER BRIDGE, INC.
                                       (registrant)


June 27, 2001                          By:   /s/ William G. Gotimer, Jr.
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                                             William G. Gotimer, Jr.
                                             Secretary, General Counsel